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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference of our report dated September 22, 1998, except for Note 9, as to which the date is February 8, 1999, relating to the consolidated statement of operations, of cash flows and stockholders' equity and financial statement schedule of Blue Rhino Corporation which appear in the Annual Report on Form 10-K for the year ended July 31, 1998, in the following:

     - Form S-8 (No. 333-80909) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors;

     - Form S-8 (No. 333-80907) pertaining to the Company's 1994 Stock Incentive Plan;

     - Form S-8 (No. 333-80911) pertaining to the Company's 1998 Stock Incentive Plan;

     - Form S-8 (No. 333-94039) pertaining to the Company's Employee Stock Purchase Plan.

                                            /s/ PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina
October 27 2000